Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of SmartRent, Inc. on Form S-1 of our report dated May 14, 2021 (July 1, 2021, as to the effects of the immaterial restatement discussed in Note 1), relating to the financial statements of SmartRent.com, Inc. for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, AZ

September 23, 2021